 Exhibit 8.1

List of Subsidiaries and VIEs and a VIE’s subsidiary

Place of Incorporation
Subsidiaries
Conew.com Corporation	British Virgin Islands
Cheetah Information Technology Company Limited	Hong Kong
Cheetah Technology Corporation Limited	Hong Kong
Hongkong Cheetah Mobile Technology Limited	Hong Kong
Hongkong Zoom Interactive Network Marketing Technology Limited	Hong Kong
Hong Kong Youloft Technology Limited	Hong Kong
MobPartner Ltd.	Hong Kong
MobPartner S.A.S.	France
MobPartner UK Limited	United Kingdom
Cheetah Mobile America, Inc.	United States
MobPartner Inc.	United States
Beijing Kingsoft Internet Security Software Co., Ltd.	People’s Republic of China
Conew Network Technology (Beijing) Co., Ltd.	People’s Republic of China
MobPartner Information Technology (Beijing) Co., Ltd.	People’s Republic of China
Zhuhai Juntian Electronic Technology Co., Ltd.	People’s Republic of China
Beijing Antutu Technology Co., Ltd.	People’s Republic of China
Guangzhou Kingsoft Network Technology Co., Ltd.	People’s Republic of China
Chongqing Calendar Technology Co., Ltd.	People’s Republic of China
Cheetah Mobile Malaysia Sdn. Bhd.	Malaysia
Cheetah Mobile Singapore Pte. Ltd.	Singapore
Taiwan Cheetah Mobile Corp	Taiwan
Cheetah Mobile German GmbH	Germany
Beijing Kingsoft Cheetah Technology Co., Ltd.	People’s Republic of China
Moxiu Technology (Beijing) Co., Ltd.	People’s Republic of China
Weiluoke Technology (Beijing) Co., Ltd.	People’s Republic of China
Variable Interest Entities
Beijing Cheetah Network Technology Co., Ltd.	People’s Republic of China
Beijing Conew Technology Development Co., Ltd.	People’s Republic of China
Beijing Cheetah Mobile Technology Co., Ltd.	People’s Republic of China
Subsidiary of a Variable Interest Entity
Suzhou Jiangduoduo Technology Co., Ltd.	People’s Republic of China